Exhibit 4.11

TERMINATION AGREEMENT

This Termination Agreement (the “Agreement”) is entered into in 2016 in Shanghai, China among:

Party A:

Shanghai HJX Digital Technology Co., Ltd.

Domicile:	No.55, Lane 1135, Jiasong Zhong Road, Huaxin Town, Qingpu District, Shanghai

Legal Representative:	Robert Walter Roche

Party B:

Kuan Song

ID Card No.:	410503198209212012

Address:	Room 2202, Floor 5, Building 25, Ganlu Garden Nan Li, Chaoyang District, Beijing

Pan Zong

ID Card No.:	410901198605200020

Address:	Room 9, Unit 1, Building 4, Yard 7, Kaizhou Road, Hualong District, Puyang City, Henan Province

Party C:

Beijing HJX Technology Development Co., Ltd.

Domicile:	Room 401, Floor 4, Building 21, No.130, Liangjia Dian, Haidian District, Beijing

Legal Representative:	Qi Zhang

Party D:

Acorn Trade (Shanghai) Co., Ltd.

Domicile:	Room103-1, Building 7, Area E, No.333, Xinfeng Zhong Road, Huaxin Town, Qingpu District, Shanghai

Legal Representative:	Robert Walter Roche

Party E:

Weiji Gao

ID Card No.:	31010719730410463X

Address:	Floor 19, No.20, No.487 Tianlin Road, Shanghai

Whereas:

1.	Party A, Party B and Party C entered into an Organization and Management Agreement (the “Organization and Management Agreement” hereinafter) on May 27, 2015;

2.	Party A, Party B and Party C entered into an Exclusive Purchase Agreement (the “Exclusive Purchase Agreement” hereinafter) on May 27, 2015;
3.	Party A and Party B entered into an Equity Pledge Agreement (the “Equity Pledge Agreement” hereinafter) on May 27, 2015;

4.	Party A and Party B entered into a Loan Agreement (the “Loan Agreement” hereinafter) on May 27, 2015;

5.	Party A and Party C entered into an Exclusive Technical Service Agreement (the “Service Agreement” hereinafter) on May 27, 2015;

6.	Party B and Party E entered into a Power of Attorney (the “Power of Attorney” hereinafter) on May 27, 2015;

(The Organization and Management Agreement, Exclusive Purchase Agreement, Equity Pledge Agreement, Loan Agreement, Service Agreement and Power of Attorney are collectively referred to as the “Control Agreements”)

7.	Party A, Party B, Party C and Party D plan to terminate the Control Agreements.

NOW THEREFORE, the Parties, through friendly negotiation, hereby agree as follows:

1.	Party A, Party B and Party C unanimously agree that, from the effective date of this agreement, the Control Agreements and agreements/documents substantially the same as the Control Agreements executed by relevant parties separately in order to meet business registration requirements (if any, the “Relevant Documents” hereinafter) are terminated. All parties’ rights and obligations under the Control Agreements and Relevant Documents are terminated respectively, unless otherwise agreed in this Agreement or there are clauses agreed explicitly in the Control Agreements or Relevant Documents that are still effective after the termination of such agreements (e.g. the confidential clause).

2.	Party A, Party B and Party D unanimously agree that, in the meantime when the Loan Agreement is terminated, Party A will transfer all its rights and obligations (including but not limited to the loan debt to Party B) under the Loan Agreement to Party D. Party B and Party D will sign a new Loan Agreement separately.

3.	Within 15 business days from the execution of this Agreement, Party A, Part B and Party C shall resolve the pledged equity under the Equity Pledge Agreement together at the administration for industry and commerce (if needed).

4.	The Agreement shall come into effect when it is signed or chopped by Party A, Party B, Party C, Party D and Party E.

5.	This Agreement is executed in six copies, and each party shall hold one copy, which shall have same legal effect.

6.	The formation, validity, performance, amendment, interpretation and termination of this Agreement shall all be governed by the laws of the People’s Republic of China.

7.	Disputes arising out of or in connection with this Agreement shall first be resolved through consultation among the Parties. If a dispute cannot be resolved within 30 days after consultation begins, any Party may bring the dispute to the China International Economic and Trade Arbitration Commission in Beijing for arbitration under the auspices of three arbitrators designated in accordance with its rules. The arbitration award shall be final and binding upon the Parties.

[Signature Page of Termination Agreement, which does not contain any part of the text]

Party A:

Shanghai HJX Digital Technology Co., Ltd. (Corporate Seal) (chopped)

Legal Representative: /s/ Robert Walter Roche (Signature)

Party B:

/s/ Kuan Song (Signature)

Party B:

/s/ Pan Zong (Signature)

Party C:

Beijing HJX Technology Development Co., Ltd. (Corporate Seal) (chopped)

Legal Representative: /s/ Qi Zhang (Signature)

Party D:

Acorn Trade (Shanghai) Co., Ltd. (Corporate Seal) (chopped)

Legal Representative: /s/ Robert Walter Roche (Signature)

Party E:

/s/ Weiji Gao (Signature)